Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2018 RESULTS

WASHINGTON, D.C. – May 8, 2018 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2018.

Highlights for the Quarter Ended March 31, 2018:

•	Net income of $1.8 million, or $0.03 per share on a fully diluted basis
•	FFO of $16.4 million, or $0.31 per share on a fully diluted basis
•	FFO, as Adjusted of $13.7 million, or $0.26 per share on a fully diluted basis
•	CAD of $11.9 million
•	Announced the purchase of the re-development rights to a 210,373-square foot Federal Emergency Management Agency (FEMA) distribution center in Tracy, California (“FEMA - Tracy”)
•	Subsequent to quarter end, announced an agreement to purchase a Department of Veterans Affairs (VA) Community-Based Outpatient Clinic in San Jose, California (“VA - San Jose”)
•	Issued 671,666 shares of common stock for approximately $13.7 million of gross proceeds through the Company’s At-the-Market (ATM) Program
•	Portfolio occupancy at 100%

“Easterly’s federal tenants perform vital tasks with enduring missions critical to the American people,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “As such, these missions largely require purpose-built facilities for our federal tenants. VA - San Jose is an example of such a facility. It is Easterly’s pleasure to expand our relationship with the Department of Veterans Affairs while continuing to grow our young portfolio of assets leased to the U.S. Federal Government.”

Financial Results for the Quarter Ended March 31, 2018

Net income of $1.8 million, or $0.03 per share on a fully diluted basis

FFO of $16.4 million, or $0.31 per share on a fully diluted basis

FFO, as Adjusted of $13.7 million, or $0.26 per share on a fully diluted basis

CAD of $11.9 million

“Easterly continues to cultivate a strong pipeline of mission critical assets in both single asset purchases and portfolios,” said Darrell Crate, Easterly’s Chairman. “Our goal is to scale our portfolio and deliver accretion through acquisitions to our investors with earnings backed by the full faith and credit of the United States Government.”

Portfolio Operations

As of March 31, 2018, the Company wholly owned 46 operating properties in the United States, encompassing approximately 3.7 million square feet in the aggregate, including 44 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. As of March 31, 2018, the portfolio had an average age of 12.3 years, was 100% occupied, and had a weighted average remaining lease term of 6.9 years.  With approximately 17.0% of leases based on square footage, or 17.8% based on total annualized lease income scheduled to expire before 2020, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Balance Sheet and Capital Markets Activity

As of March 31, 2018, the Company had total indebtedness of $577.9 million comprised of $98.8 million outstanding on its senior unsecured revolving credit facility, $100.0 million outstanding on its senior unsecured term loan facility, $175.0 million of senior unsecured notes, and $204.1 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At March 31, 2018, Easterly’s outstanding debt had a weighted average maturity of 7.6 years and a weighted average interest rate of 3.7%. As of March 31, 2018, Easterly’s net debt to total enterprise value was 33.7% and its net debt to annualized quarterly EBITDA ratio was 6.4x.

During the quarter ended March 31, 2018 the Company issued 671,666 shares of the Company’s common stock at an average price of $20.35 per share through the Company’s ATM program, raising gross proceeds of $13.7 million to maintain balance sheet strength.

Dividend

On May 3, 2018 the Board of Directors of Easterly approved a cash dividend for the first quarter of 2018 in the amount of $0.26 per common share. The dividend will be payable June 28, 2018 to shareholders of record on June 11, 2018.

Subsequent Events

The Company announced the agreement to purchase the Department of Veterans Affairs (VA) San Jose Community-Based Outpatient Clinic (“VA - San Jose”). The 90,085-square foot state-of-the-art facility consists of medical clinic and administrative space distributed over three floors. Services include primary care, mental health care, women’s health, audiology and speech pathology, podiatry, optometry and dermatology. VA - San Jose is leased to the VA for an initial, non-cancelable lease term of 20 years.

Outlook for 2018

The Company is modifying its financial guidance for the 12 months ending December 31, 2018 as follows:

Outlook for the 12 Months Ending December 31, 2018

	Low	High
Net income (loss) per share – fully diluted basis	$0.17	0.21
Plus: real estate depreciation and amortization	$1.10	1.10
FFO per share – fully diluted basis	$1.27	1.31

This guidance assumes $450 million of acquisitions, weighted heavily towards the second half of 2018, and $50 - $75 million of development-related investment during 2018. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation. By excluding income and expense items such as straight-line rent, above-/below-market leases, non-cash interest expense, non-cash compensation and other non-cash items including amortization of lease inducements from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock units, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight time on May 8, 2018 to review the first quarter 2018 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through May 22, 2018 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13678848.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	March 31, 2018	December 31, 2017
Assets
Real estate properties, net	$1,232,211	$1,230,162
Cash and cash equivalents	9,591	12,682
Restricted cash	4,389	3,519
Deposits on acquisitions	1,050	750
Rents receivable	13,565	12,751
Accounts receivable	9,911	9,347
Deferred financing, net	733	945
Intangible assets, net	136,651	143,063
Interest rate swaps	5,890	4,031
Prepaid expenses and other assets	10,710	8,088
Total assets	$1,424,701	$1,425,338

Liabilities
Revolving credit facility	98,750	99,750
Term loan facility, net	99,236	99,202
Notes payable, net	173,702	173,692
Mortgage notes payable, net	202,495	203,250
Intangible liabilities, net	36,093	38,569
Accounts payable and accrued liabilities	19,733	19,786
Total liabilities	630,009	634,249

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
45,458,706 and 44,787,040 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively.	455	448
Additional paid-in capital	741,089	740,546
Retained earnings	8,646	7,127
Cumulative dividends	(95,447)	(83,718)
Accumulated other comprehensive income	4,889	3,403
Total stockholders' equity	659,632	667,806
Non-controlling interest in Operating Partnership	135,060	123,283
Total equity	794,692	791,089
Total liabilities and equity	$1,424,701	$1,425,338

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2018	March 31, 2017(1)
Revenues
Rental income	$32,289	$26,020
Tenant reimbursements	3,483	3,628
Other income	202	239
Total revenues	35,974	29,887

Operating expenses
Property operating	6,560	6,349
Real estate taxes	3,700	2,735
Depreciation and amortization	14,634	12,869
Acquisition costs	224	532
Corporate general and administrative	3,459	3,444
Total expenses	28,577	25,929
Operating income	7,397	3,958

Other expenses
Interest expense, net	(5,582)	(2,417)
Net income	1,815	1,541

Non-controlling interest in Operating Partnership	(296)	(304)
Net income available to Easterly Government
Properties, Inc.	$1,519	$1,237

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

Weighted-average common shares outstanding:
Basic	45,008,062	36,891,595
Diluted	46,018,040	39,143,887

Net income, per share - fully diluted basis	$0.03	$0.03

Weighted average common shares outstanding -
fully diluted basis	53,813,881	45,947,709

In the fourth quarter of 2017, the Company revised the prior period depreciation and amortization expense amount. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2018	March 31, 2017(1)
Net income	$1,815	$1,541
Depreciation and amortization	14,634	12,869
Interest expense	5,582	2,417
EBITDA	$22,031	$16,827

Net income	$1,815	$1,541
Depreciation and amortization	14,634	12,869
Funds From Operations (FFO)	$16,449	$14,410
Adjustments to FFO:
Acquisition costs	224	532
Straight-line rent and other non-cash adjustments	(1,794)	(143)
Above-/below-market leases	(2,279)	(2,112)
Non-cash interest expense	264	230
Non-cash compensation	864	727
Funds From Operations, as Adjusted	$13,728	$13,644

FFO, per share - fully diluted basis	$0.31	$0.31
FFO, as Adjusted, per share - fully diluted basis	$0.26	$0.30

Funds From Operations, as Adjusted	$13,728	$13,644
Acquisition costs	(224)	(532)
Principal amortization	(763)	(732)
Maintenance capital expenditures	(466)	(185)
Contractual tenant improvements	(95)	(13)
Leasing related expenditures	(283)	(40)
Cash Available for Distribution (CAD)	$11,897	$12,142

Weighted average common shares outstanding -
fully diluted basis	53,813,881	45,947,709

In the fourth quarter of 2017, the Company revised the prior period depreciation and amortization expense amount. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for a detailed discussion of the revision.